June 21, 2007

Via Facsimile

Ardsley Partners Renewable Energy Fund, L.P.
Attn: Steve Napoli
262 Harbor Dr. 4th Floor
Stamford, CT 06902

Re:	Registration of A Warrant and B Warrant

Dear Mr. Napoli:

This letter agreement (this “Letter Agreement”), effective as of June 21, 2007 (the “Effective Date”), sets forth the mutual agreement between Lighting Science Group Corporation (the “Company”), Ardsley Partners Renewable Energy Fund, L.P. (“Ardsley”) and Ardsley Partners Renewable Energy Offshore Fund, Ltd. (“Ardsley Offshore”) with respect to certain registration rights and related matters as set forth herein.

Reference is made to that certain Securities Purchase Agreement dated as of March 9, 2007 (the "Securities Purchase Agreement"), by and among the Company, Ardsley, Ardsley Offshore and the other purchasers party thereto; and (ii) that certain Comment Letter from the Securities and Exchange Commission dated June 15, 2007 (the “SEC Comment Letter”) relating to the Company’s Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-142018 (the “Registration Statement”). Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Securities Purchase Agreement.

The Company and Ardsley hereby agree as follows:

1.	Ardsley shall exercise Warrant B (Warrant B No. 1) and Ardsley Offshore shall exercise Warrant B (Warrant B. No. 2) in full on or before July 6, 2007.

2.
The Company shall register on the Registration Statement 3,211,671 shares of Common Stock held by Ardsley and 2,408,753 Underlying Shares, which represent shares of Common Stock issuable upon exercise of Ardsley’s Warrant A (Warrant No. 53). Additionally, the Company shall register on the Registration Statement 121,662 shares of Common Stock held by Ardsley Offshore and 91,246 Underlying Shares, which represent shares of Common Stock issuable upon exercise of Ardsley Offshore’s Warrant A (Warrant No. 54).

3.
As soon as reasonably practicable following the effective date of the Registration Statement, the Company shall use commercially reasonable efforts to prepare and file a separate registration statement (the “New Registration Statement”) covering Ardsley’s resale of 5,620,424 Underlying Shares, which represent shares of Common Stock issuable upon exercise of Ardsley’s Warrant B (Warrant B No. 1) and Additional Warrants issued upon exercise of Ardsley’s Warrant B, and Ardsley Offshore’s resale of 212,908 Underlying Shares, which represent shares of Common Stock issuable upon exercise of Ardsley Offshore’s Warrant B (Warrant B No. 2) and Additional Warrants issued upon exercise of Ardsley Offshore’s Warrant B.

4.
Immediately upon Ardsley’s and Ardsley Offshore's exercise of Warrant B pursuant to Section 1 of this Letter Agreement, the Company shall pay Ardsley the sum of $5,000 in cash for certain legal fees incurred by Ardsley in connection with the SEC Comment Letter and the Registration Statement. Additionally, the Company agrees to pay up to an additional $10,000 for any additional legal fees incurred by Ardsley in connection with the New Registration Statement.

5.	The Company shall pay all fees and expenses incident to the preparation and filing of the New Registration Statement.

This Letter Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the above correctly sets forth the parties’ agreement, please execute this Letter Agreement in the space provided below.

LIGHTING SCIENCE GROUP CORPORATION,
a Delaware corporation

By:
Name:
Title:

ACCEPTED AND AGREED THIS __ DAY OF JUNE, 2007

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P,

By:
Name:
Title: